Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Symphony International Equity Fund
Nuveen Symphony Large-Cap Growth Fund
Nuveen Symphony Low Volatility Equity Fund
Nuveen Symphony Mid-Cap Core Fund
Nuveen Symphony Small Cap Core Fund


Each a Series of Nuveen Investment Trust II (the  Trust )
811-08333

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members.


The results of the votes in August for the new Investment Management Agreement and Sub-Advisory Agreements and the fundamental investment policy changes were as follows:

<c> Nuveen Symphony
International Equity
Fund
<c> Nuveen Symphony
Large-Cap Growth
Fund
To approve a new investment
management agreement between
the Trust and Nuveen Fund
Advisors, LLC.


   For
               422,586
            2,029,904
   Against
                        -
                 30,858
   Abstain
                      776
                 30,216
   Broker Non-Votes
                 21,324
               688,051
      Total
               444,686
            2,779,029



To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Symphony
Asset Management LLC


   For
               422,586
            2,010,054
   Against
                        -
                 46,628
   Abstain
                      776
                 34,296
   Broker Non-Votes
                 21,324
               688,051
      Total
               444,686
            2,779,029



To approve revisions to the
fundamental policy related to the
purchase and sale of
commodities.


   For
               422,586
            2,015,870
   Against
                        -
                 41,876
   Abstain
                      776
                 33,233
   Broker Non-Votes
                 21,324
               688,050
      Total
               444,686
            2,779,029



<c> Nuveen Symphony
 Low Volatility Equity
Fund
<c>  Nuveen Symphony
 Mid-Cap Core Fund
<c>  Nuveen Symphony
Small Cap Core Fund
To approve a new investment
management agreement between
the Trust and Nuveen Fund
Advisors, LLC.



   For
            1,800,253
            1,068,234
                 50,000
   Against
                   5,272
                      464
                        -
   Abstain
                   1,811
                   4,617
                        -
   Broker Non-Votes
               149,081
               361,725
                        -
      Total
            1,956,417
            1,435,040
                 50,000




To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Symphony
Asset Management LLC



   For
            1,799,343
            1,067,427
                 50,000
   Against
                   5,272
                   1,222
                        -
   Abstain
                   2,721
                   4,666
                        -
   Broker Non-Votes
               149,081
               361,725
                        -
      Total
            1,956,417
            1,435,040
                 50,000




To approve revisions to the
fundamental policy related to the
purchase and sale of
commodities.



   For
            1,798,947
            1,065,941
                        -
   Against
                   5,524
                   2,040
                        -
   Abstain
                   2,864
                   5,334
                        -
   Broker Non-Votes
               149,082
               361,725
                        -
      Total
            1,956,417
            1,435,040
                        -




Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240352.